CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of The Henssler Funds, Inc., as filed with the Securities and Exchange Commission on or about August 25, 2017.

/s/ Pascual LLC
Pascual LLC

Atlanta, Georgia
August 25, 2017